REVOLVING COGNOVIT DEMAND NOTE


$20,000,000.00             Toledo, Ohio          December 30, 1994


          ON DEMAND, FOR VALUE RECEIVED, Health Care REIT, Inc., a Delaware corporation (the "Borrower"), having an address of One SeaGate, Toledo, Ohio, 43604, hereby promises to pay to the order of The Fifth Third Bank of Northwestern Ohio, N.A., a national banking association ("Lender"), having an address of 606 Madison Avenue, Toledo, Ohio, 43604, the sum of Twenty Million Dollars ($20,000,000.00) or such lesser principal amount as may be advanced by Lender and outstanding hereunder from time to time, plus interest from this date until fully paid.

     1. Interest. Borrower shall pay interest on the outstanding principal balance of this Revolving Cognovit Demand Note (the "Note") at the variable rate per annum equal to the rate of interest announced by the Lender as its prime rate of interest.
The prime rate is not necessarily the lowest rate offered by the Lender and the interest rate will change as and when Lender's prime rate changes. Lender's decision as to the prime rate shall be final and binding. Borrower shall pay interest on any amounts not paid when due, and on any judgment on this Note, at the default rate of interest (the "Default Rate") equal to six percent (6%) per annum plus the rate of interest otherwise payable on this Note. Interest shall be calculated based on the actual number of days elapsed over a 360-day year (365/360 method).

     2. Payments. Commencing December 31, 1994, and on the last day of each consecutive month thereafter, Borrower shall make monthly payments of interest until the earlier of (i) demand by Lender, or (ii) May 31, 1995, at which time all outstanding principal and accrued but unpaid interest shall be due and payable. Each payment shall be made in U.S. Dollars, in immediately available funds without set off or counterclaim.

     3. Renewal. Provided that no event of default (as that term is defined in Section 11 infra.) has occurred, in the event that Lender determines that this Note will not be renewed at maturity, Lender shall provide Borrower with not less than thirty (30) days' prior written notice of non-renewal. Nothing in this Section 3 obligates Lender to renew or extend this Note or affects Lender's right to demand full payment of this Note at any time.

     4. Place of Payment. Borrower shall make all payments on this Note at Lender's office at 606 Madison Avenue, Toledo, Ohio,
43604 or at such other place as the Lender may designate.

     5. Purpose. Borrower shall use the proceeds of this Note for working capital purposes in the ordinary course of business.

     6. Prepayment. Borrower may prepay this note in whole or in part without penalty, provided Borrower provides Lender with ten
(10) days' prior written notice thereof. No partial prepayment will postpone the due date or affect the amount of the next scheduled payment due hereunder.

     7. Late Charge. Borrower acknowledges that default in any payment due under this Note will result in loss and additional expense to Lender in handling such delinquent payments and meeting its other financial obligations, and to the extent such loss and additional expense is extremely difficult and impractical to ascertain, Borrower agrees that if any payment hereunder is not paid within ten (10) days of the due date, Borrower shall pay to Lender a late charge equal to five percent (5%) of the amount of the overdue payment.

     8. Application of Payments. Unless Lender elects otherwise, all payments and other amounts received by Lender shall be credited first to any charges, costs, expenses and fees due hereunder or payable by Borrower in connection herewith; second, to interest on the foregoing amounts at the Default Rate from the due date or date of payment by Lender, as the case may be; third, to accrued by unpaid interest on this Note; fourth, to the principal amount outstanding; and the balance, if any, to Borrower.

     9. Covenants, Etc. Run to Lender. All representations, warranties undertakings and covenants, both financial and non-financial, now or hereafter made, given, accepted or agreed upon by Borrower to or in favor of any lender (including, without limitation, those representations, warranties, undertakings and covenants set forth in the Amended and Restated Credit Agreement between Borrower and Seven Banks and National City Bank, As Agent, dated September 8, 1994, together with any extensions, renewals, amendments, restatements, modifications or refinancings thereof and further including, without limitation, those representations, warranties, undertakings and covenants set forth in the Note Purchase Agreement dated as of April 8, 1993 between Borrower and The Equitable Life Assurance Society of the United States, Equitable Variable Life Insurance Company, Allstate Life Insurance Company, The Life Insurance Company of Virginia, and Central Life Assurance Company, together with any extensions, renewals, amendments, restatements, modifications or refinancings thereof), are hereby incorporated herein by reference. Borrower intends and agrees that Lender shall enjoy the benefits of such representations, warranties, undertakings and covenants as if made directly in favor of Lender by Borrower herein. Notwith-standing the foregoing, Borrower shall furnish Lender with only the statements, reports and information listed below at the times or intervals specified unless Lender requests from Borrower additional information, statements, reports, certifications, data or material in which event Borrower shall, from time to time, satisfy Lender's requests for such additional information, statements, certifications, data or material:

          a. Within one hundred twenty (120) days after the close of each fiscal year, audited financial statements for the year ended prepared by independent outside accountants, satisfactory to Lender.

          b. Within one hundred twenty (120) days after the close of each fiscal year, a copy of its 10-K report filed with the Securities and Exchange Commission.

          c. Within forty-five (45) days after the close of each quarter, a copy of Borrower's financial statements certified by an officer of the Borrower as of the close of that period.

          d. Within forty-five (45) days after the close of each quarter, a copy of Borrower's Delinquency Report and Unfunded
Commitment Report.

          e. Within forty-five (45) days after the close of each quarter, a statement, certified by an officer of the Borrower, to the effect that the Borrower is in compliance with its covenants with its lenders.

     10. Furnish Copies. At all times during which (i) any amount is outstanding under this Note, or (ii) credit is available to Borrower under this Note, Borrower shall promptly furnish to Lender true, correct and complete copies of any and all loan agreements, credit agreements or other similar agreements as well as all notes, and any other documents, as may be required by the Lender from time to time, together with all amendments and modifications to each of them (collectively, the "Loan Documents") pursuant to or in connection with which Borrower obtains or can obtain borrowed funds.

     11. Default. The following shall constitute events of default ("Event of Default") under this Note:

          a) If Borrower or any subsidiary of Borrower shall fail to pay when due any amount owed to Lender of every nature or type.

          b) If Borrower or any subsidiary of Borrower shall fail to perform any obligation (other than payment obligations) to or in favor of Lender of every nature or type (i) which failure continues of a period of ten (10) calendar days following notice by Lender, or (ii) if, by reason of the nature of such failure, the same cannot be remedied within said ten (10) days, Borrower fails to proceed with diligence satisfactory to Bank after receipt of the notice to cure the same or, in any event, fails to cure such default within sixty (60) days after receipt of the notice.

          c) If Borrower or any subsidiary of Borrower shall fail to pay when due any material obligation to any third party and such third party accelerates the obligation or institutes legal proceedings with respect to such non-payment.

          d) If any representation, warranty or statement or material information now existing or hereafter made by Borrower in writing to Lender or to any other lender shall be false or erroneous in any material respect.

          e) If Borrower or any subsidiary of Borrower shall fail or omit to observe or perform any material covenant or agreement now or hereafter undertaken by Borrower in any credit agreement, note purchase agreement, loan agreement, note, mortgage, assignment, security agreement or other document pursuant to or in connection with which Borrower obtains or can obtain borrowed funds from any lender, note purchaser or the like.

          f) If an event of default under any Loan Document has occurred.

          g) If Borrower becomes insolvent or generally unable to meet its debt as they become due or fails, suspends or goes out of business.

          h) If there is a material adverse change in Borrower's business or financial condition.

          i) If a trustee, receiver or custodian is appointed over all or any part of Borrower's property.

          j) If Borrower or any subsidiary of Borrower shall commence or consent to any law relating to bankruptcy, insolvency, reorganization or relief of debtors.

          k) If there shall be a commenced against the Company or any subsidiary any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debtors which is not dismissed within sixty (60) days of the commencement thereof.

     12. Acceleration, Remedies. Upon the occurrence of any Event of Default, in addition to any and all other remedies at law or in equity, at the option of Lender the outstanding principal balance of this Note and all accrued and unpaid interest thereon and all other amounts payable by Borrower to Lender of every nature and type shall be immediately due and payable, and all such amounts shall bear interest at the Default Rate from the date of the Event of Default until paid. Lender may exercise any and all remedies without notice or demand of any kind which are hereby waived by Borrower.

     13.   Demand Feature Unconditional.  Notwithstanding the
Events of Default set forth in Section 11 above, Lender's right to demand full payment of this Note by Borrower at any time is unconditional and does not require the existence of an Event of Default.

     14. Representations. Borrower hereby represents and warrants to Lender that (i) Borrower is a duly organized and validly existing Delaware corporation in good standing; (ii) Borrower has requisite corporate power and authority to execute and deliver this Note and to incur the indebtedness reflected thereby;
(iii) the execution and deliver of this Note and the consummation of the transactions contemplated hereby shall not result in a breach by Borrower under any note, mortgage, loan agreement, security agreement or other contract to which Borrower is a party or signatory; and (iv) the officer of Borrower executing and delivering this Note on Borrower's behalf has been duly authorized to do so.

     15.   Certification of No Default.  At all times during which
(i) any amount is outstanding under this Note, or (ii) credit is available to Borrower under this Note, Borrower shall furnish to Lender, within forty-five (45) days after each quarter end, a certificate signed by its chief executive or chief financial officer, to the effect that no default has occurred under any Loan Document or, if a default has occurred, that a default has occurred together with a description of such default.

     16. Compensating Balance. At all times during which (i) any amount is outstanding under this Note, or (ii) credit is available to Borrower under this Note, Borrower shall maintain with Lender a non-interest bearing deposit account with a minimum balance of $200,000.00.

     17. Time is of the Essence. Time is of the essence in the payment of this Note.

     18. Waivers. None of the following shall constitute a course of dealing, estoppel, waiver or the like upon which Borrower may rely: (a) Lender's acceptance of one or more late or partial payments; (b) Lender's forbearance from exercising any right or remedy under this Note; or (c) Lender's forbearance from exercising any right or remedy under this Note on any one or more occasions. Lender's exercise of any rights or remedies or a part of a right or remedy on one or more occasions shall not preclude Lender from exercising the right or remedy at any other time. Lender's rights and remedies under this Note and the law and equity are cumulative to, but independent of, each other.

     19. Jury Trial Waiver. The Borrower hereby waives any right to a trial by jury in any action to enforce or defend any matter arising from or related to the Note, or any other document or agreement evidencing or relating to the loan.

     20. Notices. All notices, demands, requests and consents (hereinafter "notices") given or made pursuant to this Note shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph hereof or such other address as either party may designate for itself by a notice complying with this Section, and shall be served by: (a) personal delivery; (b) United States mail, postage prepaid; or (c) nationally recognized overnight courier service. All notices shall be deemed to be given upon the earlier of actual receipt, three (3) days after mailing or one (1) business day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received.

     21. Representation and Warranty Regarding Business Purpose. Borrower represents and warrants that the loan evidenced by this
Note is for business purposes and not for personal, family, household, or agricultural purposes.

     22.   Security.  This Note is unsecured.

     23. Waiver of Demands. Borrower hereby waives presentment, dishonor, notice of dishonor, protest, noting for protest, notice of default all other notices, and all demands.

     24. Attorneys' Fees and Expenses. After an Event of Default has occurred or has been declared, Borrower shall pay to Lender all reasonable costs and expenses incurred by Lender in enforcing or preserving Lender's rights under this Note (regardless of whether such Event of Default is subsequently cured) including but not limited to, (a) attorneys' and paralegals' fees and disbursements;
(b) the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; (c) court costs; (d) the expenses of Lender, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and (e) consulting and witness fees incurred by Lender in connection with any litigation or other proceeding.

     25. Governing Law. This Note shall be construed under the laws of the State of Ohio.

     26. Severability. If any clause, provision, section or article of this Note is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision, section or article shall not affect any of the remaining provisions hereof.

     27. Assignment. Borrower shall neither assign its rights or delegate its obligation under this Note.

     28. Warrant of Attorney. With full knowledge of all constitutional rights, Borrower hereby authorizes any attorney-at-law to appear on Borrower's behalf in any court of record in the State of Ohio after this Note becomes due and payable, whether by demand, acceleration or otherwise; to waive the issuing and service of process and all other constitutional rights to due process of law; to confess a judgment against Borrower in favor of Lender for the amount then appearing due together with the costs of suit; to release all errors; and to waive all rights of appeal and stays of execution. With full knowledge of all constitutional rights, Borrower hereby voluntarily and knowingly waives all rights to notice and hearing prior to judgment being so confessed against Borrower.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                      HEALTH CARE REIT, INC.



                                   By:_____________________________


                                   Title:__________________________